Exhibit 17(a)

Munder [                           ] Fund

A SERIES PORTFOLIO OF MUNDER SERIES TRUST

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERSTO BE HELD ON [DATE DATE DATE DATE]

The undersigned, revoking prior proxies, hereby appoints Name, Name and Name, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of XYZ Super Incredible Fund. (the “Fund”) to be held at Address Address Address, City, State, Zip code, on Month Day, Year, 2012, at HH:MM p.m. Eastern Time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-331-7487.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on _____________, 2014.  The proxy statement for this meeting is available at:

proxyonline.com/docs/munderfunds2014.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

Munder [ ] Fund	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal have been unanimously approved by the Board of Trustees and recommended for approval by shareholders.  When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated.  The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: •

	FOR	AGAINST	ABSTAIN
1.

To approve an Agreement and Plan of Reorganization providing for, among other things, the acquisition of all of the assets of each Munder Fund by the corresponding series of The Victory Portfolios (each, a “Victory Fund” and collectively, the “Victory Funds”), in exchange for shares of the corresponding or designated shares of such Victory Fund having an aggregate value equal to the net asset value of the Munder Fund and the assumption by the Victory Fund of all liabilities of the corresponding Munder Fund.

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]